Securities and Exchange Commission
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 26, 2001

ARGUSS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19589	02-0413153

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Church Street Rockville, Maryland	20850

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(301) 315-0027

Item 5.  Other Events.

     On December 26, 2001, Arguss Communications, Inc. (the "Company"), certain guarantors of the Company, Bank of America, N.A., as administrative agent, and certain lenders entered into an Amendment to Forbearance and Modification Agreement and Waiver (the "Amendment").

     Among other things, the Amendment extends the Forbearance Termination Event to January 31, 2002. A copy of the Amendment is attached hereto as an exhibit and is hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

10(s)

Amendment to Forbearance and Modification Agreement and Waiver, dated as of December 26, 2001, among the Company, certain guarantors of the Company identified on the signature pages thereto, the Lenders (as defined therein) and Bank of America, N.A., as administrative agent for the Lenders.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 31, 2001.

Arguss Communications, Inc.
Registrant

 /s/ Rainer H. Bosselmann

Rainer H. Bosselmann
Chairman of the Board
  and Chief Executive Officer